                                                                  EXHIBIT 4.5


                                ESCROW AGREEMENT


          ESCROW AGREEMENT (the "Agreement"), dated June __, 1996, among ProNet Inc., a Delaware corporation (the "Company"), Bank One, Texas, N.A., as escrow agent (the "Escrow Agent"), and Bank One, Columbus, N.A., as trustee (the "Trustee") under the New Indenture (as defined below).

          Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 15, 1996 by and among the Company, ProNet Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and Teletouch Communications, Inc., a Delaware corporation ("Teletouch"), Teletouch will be merged with and into Merger Sub (such merger, the "Acquisition").

          Pursuant to the Indenture dated as of June __, 1996 by and between the Company, as issuer, and the Trustee (the "New Indenture"), the Company will issue (the "Offering") $100,000,000 in aggregate principal amount of ____% Senior Subordinated Notes due 2006 (the "Notes").

          The parties hereto desire to set forth their agreement with regard to the deposit in escrow of certain funds to be held by the Escrow Agent pending the Acquisition, subject to the terms and conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  ESTABLISHMENT OF ESCROWED AMOUNTS.

          Simultaneous with the execution of this Escrow Agreement, the underwriters named in the Prospectus dated May __, 1996 relating to the Offering (the "Underwriters") are depositing with the Escrow Agent into an account maintained by the Escrow Agent (the "Primary Account") $__________ (an amount equal to the net proceeds of the Offering), and the Company is depositing with the Escrow Agent into a separate account maintained by the Escrow Agent (the "Company Account") the sum of the following amounts: (i) the amount that would accrue as interest on the gross proceeds of the Offering from _______ __, 1996 (the "Issue Date") to September 15, 1996 (the "First Interest Payment Date") and
(ii) the remainder of $101,000,000 minus the amount deposited by the Underwriters into the Primary Account. The Primary Account and the
Company Account are collectively referred to as the "Escrow Account." In addition, if the Acquisition has not been consummated by September 10, 1996, the Company will deposit on such date into the Company Account the amount that would accrue as interest on $100,000,000 principal amount of the Notes from the First Interest Payment Date to December 16, 1996 (the "Additional Interest Payment"). The Escrow Agent shall hold, subject to the terms and conditions hereof, such cash and such investments as are made pursuant to
Section 2 hereof (which, together with the income from such investments, are hereinafter collectively referred to as the "Escrowed Amounts").

     2.   INVESTMENT OF ESCROWED AMOUNTS.

          During the term of this Escrow Agreement, the Escrowed Amounts shall be invested and reinvested by the Escrow Agent in marketable direct obligations of the United States government, or obligations fully guaranteed by the United States government, with initial maturities that correspond as close as reasonably practicable with the Company's estimate of the timing of the consummation of the Acquisition, but in any event not to exceed 90 days ("Permitted Investments"). All income earned on the amounts deposited in the Escrowed Amounts will be held by the Escrow Agent in the Company Account.

          The Escrow Agent shall have the right to liquidate any investments held in the Escrow Account in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent shall not be liable for any loss incurred at such liquidation which is due to fluctuations in market rates or penalties incurred because of early redemption.

          3.  RELEASE OF ESCROW UPON CERTAIN EVENTS.

          3.1 DELIVERY OF PRELIMINARY RELEASE CERTIFICATE. If, prior to December 6, 1996, the Company delivers to the Escrow Agent a certificate substantially in the form of Exhibit A hereto (a "Preliminary Release Certificate") specifying the date (the "Closing Date") set for the consummation of the Acquisition, and stating that the Company reasonably believes that the Acquisition will be consummated on the Closing Date, the Escrow Agent shall, within one business day after its receipt of such Preliminary Release Certificate, liquidate all Permitted Investments, if any. The Company shall deliver a copy of the Preliminary Release

Certificate to the Trustee and Lehman Brothers Inc. If the Company subsequently determines that the Closing Date will be a different date than as set forth in the Preliminary Release Certificate, the Company shall so notify the Escrow Agent, the Trustee and Lehman Brothers Inc., and the Escrow Agent shall reinvest the Escrowed Amounts, subject to all terms and conditions hereof.

          In the alternative, if, on or prior to December 6, 1996, the Company delivers a notice (the "Release Notice") to the Escrow Agent that the Acquisition has been consummated on or prior to December 6, 1996, the Escrow Agent shall, within one business day after its receipt of the Release Notice, liquidate all Permitted Investments, if any. The Company shall deliver a copy of the Release Notice to the Trustee and Lehman Brothers Inc.

          3.2 RELEASE OF FUNDS. If the Company has delivered the Preliminary Release Certificate, then, on the Closing Date, the Company shall deliver to the Escrow Agent a certificate substantially in the form of Exhibit B hereto (a "Release Certificate") stating that all conditions to the consummation of the Acquisition have been satisfied in all material respects or waived and that the Acquisition will be consummated on such date and instructing the Escrow Agent to release the Escrowed Amounts in accordance with this Section 3.2, such release to be made simultaneously with the consummation of the Acquisition (the "Release Time"). The Company shall deliver a copy of the Release Certificate to the Trustee and Lehman Brothers Inc. Alternatively, if the Company has delivered the Release Notice to the Escrow Agent, then the Escrow Agent shall make such release on the business day after its receipt of the Release Notice. Unless the Trustee on behalf of the holders of the Notes notifies the Escrow Agent in writing on or before the Closing Date (in the case of delivery of the Release Certificate) or the date of such release (in the case of delivery of the Release Notice) that any statement in the Release Certificate or Release Notice is untrue, the Escrow Agent shall release all funds held in the Escrow Account to the Company or its designee in immediately available funds in accordance with the Release Certificate or Release Notice, and the Company shall thereafter give notice to such effect to the Trustee. The Escrowed Amounts may only be released to the Company if (x) the Company is not then, and after giving effect to such release would not then be, in default under the covenants entitled "Limitation on Consolidated Debt" and

"Limitation on Restricted Payments" set forth in the New Indenture or the indenture dated as of June 15, 1995, between the Company and First Interstate Bank of Texas, N.A., as trustee relating to the Company's 11 7/8% Senior Subordinated Notes due 2005 (together with the New Indenture, the "Indentures") or (y) a payment default under the Credit Agreement dated as of June 15, 1995 between the Company and First Chicago National Bank, as the same may be amended, supplemented or modified or the Indentures shall not have occurred and be continuing as of the date of such release.

          3.3 SPECIAL REDEMPTION. (a) If on or prior to December 6, 1996, the Acquisition shall not have been consummated or the Company shall have concluded, in its sole judgment, that the Acquisition will not be consummated on or prior to December 16, 1996, the Company shall provide a certificate in the form of Exhibit C hereto (the "Special Redemption Certificate") to the Trustee specifying its intention to redeem the Notes on the date, not later than December 16, 1996, set forth in such certificate (the "Special Redemption Date"), whereupon the Trustee shall, within one business day after the receipt of the Special Redemption Certificate, provide a notice to the Escrow Agent substantially in the form of Exhibit D instructing the Escrow Agent to liquidate the Permitted Investments, if any, in the Escrow Account by not later than 12:00 noon (New York time) on the Special Redemption Date. Upon receipt of a Special Redemption Certificate, the Trustee shall mail a notice of the redemption by the Company (any such redemption or a redemption pursuant to Section 3.4 hereof being called a "Special Redemption") of all, but not less than all, of the Notes to the holders of the Notes in accordance with the terms of the New Indenture. In the event that the amount in the Escrow Account is insufficient to pay in full the Special Redemption Price (as defined below) specified in such notice from the Trustee, the Escrow Agent shall notify the Company of such shortfall. The Company agrees to deposit in the Company Account, at least one business day prior to the Special Redemption Date, in immediately available funds, such additional amounts (but in no event in excess of $[2,000,000]) as may be necessary for the payment in full of the Special Redemption Price (as defined below) from the Escrow Account. On the Special Redemption Date, the Trustee shall provide a notice to the Escrow Agent substantially in the form of Exhibit E hereto directing the Escrow Agent to debit the Primary Account in full, and, to the extent necessary, the Company Account in an aggregate amount equal to $101,000,000 plus the amount of any accrued interest on the Notes from the Issue Date or from the First Interest Payment Date, as appropriate, to the Special Redemption
Date (the "Special Redemption Price"), all as set forth in the Special Redemption Certificate, and transfer the Special Redemption Price to the Paying Agent under the New Indenture. All other funds, if any, remaining in the Company Account shall be released to the Company on the Special
Redemption Date. The Company shall provide a Special Redemption Certificate not less than 10 days prior to the Special Redemption Date.

          If the Escrowed Amounts have not been released prior to September [15], 1996, the Escrow Agent will release funds to the Trustee in such amount as is necessary to pay interest on $100,000,000 principal amount of the Notes from the Issue Date to the First Interest Payment Date.

          (b) (i) Upon the occurrence of an Event of Default under clause (h) of "Events of Default" in the Indentures or (ii) if on or prior to September 10, 1996, the Company fails to deposit in the Company Account an amount equal to interest calculated on $100,000,000 principal amount of the Notes from the First Interest Payment Date through December 16, 1996, the Trustee shall provide a notice to the Escrow Agent substantially in the form of Exhibit E hereto directing the Escrow Agent to debit the Primary Account and, to the extent necessary, the Company Account, in amounts equal to the Special Redemption Price, and transfer the Special Redemption Price to the Paying Agent under the New Indenture. All other funds, if any, remaining in the Company Account shall be released to the Company on the Special Redemption Date.

          3.4 TRUSTEE'S FAILURE TO RECEIVE CERTIFICATES. If both (a) the Acquisition has not been consummated by December 6, 1996 and (b) the Trustee has not received a Special Redemption Certificate by 4:00 p.m. (New York time) on December 6, 1996, then the Special Redemption shall take place on December 16, 1996. In such event, the Trustee shall mail notice of the Special Redemption to the holders of the Notes in accordance with the terms of the Notes and the New Indenture and shall provide a notice to the Escrow Agent substantially in the form of Exhibit D instructing the Escrow Agent to liquidate the Permitted Investments, if any, as of 12:00 noon (New York time) on the December 16, 1996. In the event that the amount in the Escrow Account is insufficient to pay in full the Special Redemption

Price specified in such notice from the Trustee, the Escrow Agent shall notify the Company of such shortfall. The Company agrees to deposit in the Company Account, at least one business day prior to the Special Redemption Date, in immediately available funds, such additional amounts (but in no event in excess of $[2,000,000]) as may be necessary to for the payment in full of the Special Redemption Price from the Escrow Account. On the Special Redemption Date, the Trustee shall provide a notice to the Escrow Agent substantially in the form of Exhibit E hereto instructing the Escrow Agent to debit the Primary Account in full and, to the extent necessary, the Company Account, in amounts equal to the Special Redemption Price, and transfer the Special Redemption Price to the Paying Agent. All other funds, if any, remaining in the Company Account shall be released to the Company on the Special Redemption Date.

          4.  THE ESCROW AGENT.

          4.1 LIMITATION OF ESCROW AGENT'S DUTIES. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it hereunder. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith, except if the Escrow Agent's willful misconduct or gross negligence was the primary cause of any loss to the holders of the Notes or the Company. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

          4.2 ESCROW AGENT'S COMPENSATION. The Company agrees to pay the Escrow Agent, as compensation for the ordinary administrative services to be rendered hereunder, a fee of $__________ from and after the date first written above payable on the execution of this Agreement.

          4.3 DISPUTES. It is understood and agreed that should any dispute arise with respect to the payment and/or ownership or right of possession of the Escrow Account, the Escrow Agent may retain in its possession, without liability to anyone, all or any part of the Escrow Account until such dispute shall have been settled either by agreement of the parties to such dispute or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States of America after the time for appeal has expired and no appeal has been perfected. The Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. The Escrow Agent may turn over all or any part of the Escrow Account to or upon instruction of such court to tribunal, without liability to any person, in the case of any such dispute and shall notify the Company no later than the following business day.

          4.4 RESIGNATION; REMOVAL. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation to the Company and the Trustee specifying a date when such resignation shall take effect. The Company and the Trustee may remove the Escrow Agent by so notifying the Escrow Agent. If the Escrow Agent resigns or is removed or if a vacancy exists in the office of the Escrow Agent for any reason, the Company and the Trustee shall promptly appoint a successor Escrow Agent.

          5. INDEMNITY. The Company shall indemnify and hold harmless Escrow Agent for, and to hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability; PROVIDED that this Section 5 does not extend to, and the Escrow Agent shall not be indemnified and held harmless by the Company with respect to, such losses, liabilities, expenses and costs incurred, suffered or paid by the Escrow Agent as a result of, or arising out of, the willful misconduct or gross negligence of the Escrow Agent. The foregoing indemnity shall survive resignation or termination.

          6. TERMINATION. This Agreement shall terminate automatically upon the release of the Escrowed Amounts pursuant to Section 3 hereof.

          7.  MISCELLANEOUS.

          7.1 WAIVER. Parties hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party, and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches; PROVIDED, HOWEVER, no waiver or consent may be given without the consent of the holders of the Notes if such waiver or consent would have a material adverse effect on interests of the holders of Notes.

          7.2 INVALIDITY. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

          7.3 ASSIGNMENT. This Agreement shall inure to and be binding upon the parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that the Company may not assign its rights or obligations hereunder without the express prior written consent of the Underwriters, the Trustee on behalf of the holders of Notes and the Escrow Agent.

          7.4 CHOICE OF LAW. THE EXISTENCE, VALIDITY, CONSTRUCTION, OPERATION AND EFFECT OF ANY AND ALL TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

          7.5 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and, in the case of the Company and the Trustee, the New Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments with respect thereto, whether oral or written; PROVIDED, HOWEVER, that this Agreement is executed and accepted by the Trustee subject to all terms and conditions of its acceptance of the trust under the New Indenture, as fully as if said terms and conditions were set forth at length herein. This Agreement may be amended only by a writing signed by duly authorized representatives of all of the parties hereto. The Company, the Escrow Agent and the Trustee may amend this Agreement in any way not materially adverse to the interests of the holders of the Notes.

          7.6 NOTICES. Any notice or communication by the Company, the Trustee or the Escrow Agent to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier, or overnight air courier guaranteeing next day delivery, to the other's address.


          To the Company:

          ProNet Inc.
          6340 LBJ Freeway
          Dallas, Texas  75240
          Attention:  Chief Financial Officer
                      General Counsel
          Facsimile number:  (214) 774-0651
          Phone number:  (214) 687-2000

          With a copy to:

          Vinson & Elkins L.L.P.
          3700 Trammell Crow Center
          2001 Ross Avenue
          Dallas, Texas  75201-2975
          Telephone Number:  (214) 220-7700
          Telecopier Number: (214) 220-7716

          To the Escrow Agent:

          Bank One, Texas, NA
          8111 Preston Road, 2nd Floor
          Dallas, Texas  75225
          Telephone Number:  (214) 360-3977
          Telecopier Number: (214) 360-3980

          To the Trustee:

          Bank One, Columbus, N.A.
          c/o Banc One Trust Company, NA
          100 E. Broad Street, 8th Floor
          Columbus, Ohio  43125
          Telephone:  (614) 248-6180

          Telecopier:  (614) 248-5195

or at such other address, facsimile number or phone number as the specified entity most recently may have designated in writing in accordance with this paragraph to the others.

          7.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.


                                       PRONET INC.


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       BANK ONE, TEXAS, NA,
                                         as Escrow Agent


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       BANK ONE, COLUMBUS, N.A.,
                                         as Trustee


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A

                     Form of Preliminary Release Certificate

                                   PRONET INC.



                                                       Date:
                                                             ----------------


VIA FACSIMILE AND FEDERAL EXPRESS


Bank One, Texas, NA
8111 Preston Road, 2nd Floor
Dallas, Texas  75225
Attention: Jeff Salvarria


          The undersigned officer of ProNet Inc., a Delaware corporation (the "Company"), hereby certifies to the Escrow Agent, pursuant to Section 3.1 of the Escrow Agreement dated June __, 1996 (the "Escrow Agreement"), among the Company, Bank One, Texas, NA, as escrow agent (the "Escrow Agent"), and Bank One, Columbus, N.A., as trustee ("Trustee"), as follows:

          1. The consummation of the Acquisition has been scheduled to occur at __________ (New York time) on ______ ___, 1996 (the "Closing Date").

          2. The Company reasonably believes that the Acquisition will be consummated on the Closing Date.

          The Company hereby directs the Escrow Agent to liquidate all Permitted Investments, if any, by no later than 12:00 o'clock (noon) on ________ __, 1996.

          Capitalized terms used herein without definition shall have the meanings specified in the Escrow Agreement.


                                       ---------------------------------------
                                       Name:
                                       Title:

cc:  Lehman Brothers Inc.
     Donaldson, Lufkin & Jenrette Securities Corporation
     Goldman, Sachs & Co.
     First Chicago Capital Markets, Inc.
     c/o Lehman Brothers Inc.
         3 World Financial Center
         New York, New York  10285-1800
         Attention:
         Facsimile number: (212) 528-
         Phone number:   (212) 526-

     Bank One, Columbus, N.A.
     c/o Banc One Trust Company, NA
     100 E. Broad Street, 8th Floor
     Columbus, Ohio  43125
     Attention:  Ted Kravits
     Phone:  (614) 248-2566
     Fax:  (614) 248-5195

                                                                       EXHIBIT B


                           Form of Release Certificate

                                   PRONET INC.



                                                       Date:
                                                             ----------------


VIA FACSIMILE AND FEDERAL EXPRESS


Bank One, Texas, NA
8111 Preston Road, 2nd Floor
Dallas, Texas  75225
Attention:  Jeff Salvarria


          The undersigned officer of ProNet Inc., a Delaware corporation (the "Company"), hereby certifies, pursuant to Section 3.2 of the Escrow Agreement dated ___________ __, 1996 (the "Escrow Agreement"), among the Company, Bank One, Texas, NA, as escrow agent ("Escrow Agent"), and Bank One, Columbus, N.A., as trustee ("Trustee"), as follows:

          1. All conditions to the obligations of the Company and Teletouch Communications, Inc. ("Teletouch") as described in the Agreement and Plan of Merger between the Company, ProNet Subsidiary, Inc., and Teletouch dated as of April 15, 1996 have been satisfied in all material respects or waived as of the date hereof.

          2.  The Acquisition will be consummated on the date hereof.

          3. No default described in clause (x) and (y) of Section 3.2 of the Escrow Agreement has occurred that is continuing.

          The Company hereby directs the Escrow Agent to release all funds held by it in the Escrow Account at the Release Time in accordance with Section 3.2 of the Escrow Agreement.

          Capitalized terms used herein without definition shall have the meanings specified in the Escrow Agreement.


                                       ---------------------------------------
                                       Name:
                                       Title:


cc:  Lehman Brothers Inc.
     Donaldson, Lufkin & Jenrette Securities Corporation
     Goldman, Sachs & Co.
     First Chicago Capital Markets, Inc.
     c/o Lehman Brothers Inc.
         3 World Financial Center
         New York, New York  10285-1800
         Attention:
         Facsimile number: (212) 528-
         Phone number:   (212) 526-

     Bank One, Columbus, N.A.
     c/o Banc One Trust Company, NA
     100 E. Broad Street, 8th Floor
     Columbus, Ohio  43125
     Attention:  Ted Kravits
     Phone:  (614) 248-2566
     Fax:  (614) 248-5195

                                                                       EXHIBIT C
                     Form of Special Redemption Certificate

                                   PRONET INC.



                                                       Date:
                                                             ----------------


VIA FACSIMILE AND FEDERAL EXPRESS

Bank One, Columbus, N.A.
c/o Banc One Trust Company, NA
100 E. Broad Street, 8th Floor
Columbus, Ohio  43125
Attention:  Ted Kravits

          The undersigned officer of ProNet Inc., a Delaware corporation (the "Company"), hereby certifies, pursuant to Section 3.3 of the Escrow Agreement dated June __, 1996 (the "Escrow Agreement") among the Company, Bank One, Texas, NA, as escrow agent ("Escrow Agent"), and Bank One, Columbus, NA, as trustee ("Trustee"), that the Company has concluded, in its sole judgment, that the Acquisition will not be consummated on or prior to December 16, 1996.

          The Company hereby directs the Trustee to instruct the Escrow Agent to liquidate all Permitted Investments, if any, by no later than 12 o'clock (noon) on ___________ __, 1996 [a date not later than December 16, 1996] (the "Special Redemption Date") and to pay an amount equal to $101,000,000, representing 101% of the $100,000,000 aggregate principal amount of the Notes at maturity, together with accrued interest thereon to the Special Redemption Date (the "Special Redemption Price") in immediately available funds to the Paying Agent under the new Indenture at ________, account number ________, for the special redemption of the Notes on the Special Redemption Date. The Company further directs the Trustee to instruct the Escrow Agent to release to the Company on the Special Redemption Date all funds, if any, remaining in the Company Account after payment of the Special Redemption Price by depositing such funds in account number _________ at ____________.

          Capitalized terms used herein without definition shall have the meanings set forth in the Escrow Agreement.


                                       By:
                                           ------------------------------------
                                       Name:
                                       Title:


cc:  Lehman Brothers Inc.
     Donaldson, Lufkin & Jenrette Securities Corporation
     Goldman, Sachs & Co.
     First Chicago Capital Markets, Inc.
     c/o Lehman Brothers Inc.
         3 World Financial Center
         New York, New York  10285-1800
         Attention:
         Facsimile number: (212) 528-
         Phone number:   (212) 526-

     Bank One, Texas, NA
     8111 Preston Road, 2nd Floor
     Dallas, Texas  75225
     Attention:  Jeff Salvarria

                                                                       EXHIBIT D

                Form of Special Redemption Notice to Escrow Agent

                             [Trustee's letterhead]


                                                       Date:
                                                             ----------------


VIA FACSIMILE AND FEDERAL EXPRESS


Bank One, Texas, NA
8111 Preston Road, 2nd Floor
Dallas, Texas  75225
Attention:  Jeff Salvarria


          Reference is hereby made to the Escrow Agreement dated June __, 1996 (the "Escrow Agreement"), among ProNet Inc., a Delaware corporation (the "Company"), Bank One, Texas, NA, as escrow agent ("Escrow Agent"), and Bank One, Columbus, N.A., as trustee ("Trustee"). Pursuant to Section 3.3 of the Escrow Agreement, we hereby notify you that the special redemption of the Notes shall occur on ______, 1996. In the event that the amount in the Escrow Account is less than $______ on such date, you are hereby instructed to notify the Company of such shortfall and request additional deposit pursuant to the Escrow Agreement. A copy of the Special Redemption Certificate is attached hereto for your information.

          The undersigned hereby directs the Escrow Agent to liquidate all Permitted Investments, if any, by no later than 12:00 o'clock (noon) on _______ __, 1996.

          Capitalized terms used herein without definition shall have the meanings specified in the Escrow Agreement.


                                       By:
                                           ------------------------------------
                                       Name:
                                       Title:

cc:  Lehman Brothers Inc.
     Donaldson, Lufkin & Jenrette Securities Corporation
     Goldman, Sachs & Co.
     First Chicago Capital Markets, Inc.
     c/o Lehman Brothers Inc.
         3 World Financial Center

         New York, New York  10285-1800
         Attention:
         Facsimile number: (212) 528-
         Phone number:   (212) 526-

                                                                       EXHIBIT E
                     Form of Release Notice to Escrow Agent

                             [Trustee's letterhead]


                                                       Date:
                                                             ----------------


VIA FACSIMILE AND FEDERAL EXPRESS


Bank One, Texas, NA
8111 Preston Road, 2nd Floor
Dallas, Texas  75225
Attention:  Jeff Salvarria


          Reference is hereby made to the Escrow Agreement dated
June __, 1996 (the "Escrow Agreement"), among ProNet Inc., a Delaware corporation (the "Company"), Bank One, Texas, NA, as escrow agent ("Escrow Agent"), and Bank One, Columbus, N.A., as trustee ("Trustee"). Pursuant to
Section 3.3 of the Escrow Agreement, we hereby instruct you to (i) debit the Primary Account and, to the extent necessary, the Company Account in an amount equal to $__________, which is the Special Redemption Price, and transfer the Special Redemption Price to the Paying Agent at __________________, account number _______, in immediately available funds and (ii) release to the Company at _____ account number _____ all other funds, if any, remaining in the Company Account on the Special Redemption Date.

          Capitalized terms used herein without definition shall have the meanings specified in the Escrow Agreement.


                                       By:
                                           ------------------------------------
                                       Name:
                                       Title:

cc:  Lehman Brothers Inc.
     Donaldson, Lufkin & Jenrette Securities Corporation
     Goldman, Sachs & Co.
     First Chicago Capital Markets, Inc.
     c/o Lehman Brothers Inc.
         3 World Financial Center
         New York, New York  10285-1800
         Attention:
         Facsimile number: (212) 528-


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         Phone number:   (212) 526-